Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 2-93472 and No. 33-60473) on Form S-8 of Synovus Financial Corp. of our report dated April 13, 2001, relating to the statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 annual report on Form 11-K of the Synovus Financial Corp. Employee Stock Purchase Plan, included as Exhibit 99.1 to the 2000 annual report on Form 10-K/A of Synovus Financial Corp.


/s/KPMG LLP



Atlanta, Georgia
April 26, 2001









                          Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 2-94639 and No. 33-60475) on Form S-8 of Synovus Financial Corp. of our report dated April 13, 2001, relating to the statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 annual report on Form 11-K of the Synovus Financial Corp. Director Stock Purchase Plan, included as Exhibit 99.2 to the 2000 annual report on Form 10-K/A of Synovus Financial Corp.


/s/KPMG LLP



Atlanta, Georgia
April 26, 2001